Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement and Prospectus on Form S-1 of Qualigen Therapeutics, Inc. of our report dated May 2, 2023, relating to the consolidated financial statements of Qualigen Therapeutics, Inc., as of and for the year ended December 31, 2022, appearing in the Annual Report on Form 10-K of Qualigen Therapeutics, Inc.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement and Prospectus.

/s/ BAKER TILLY US, LLP

San Diego, California
September 1, 2023